Exhibit 107
Calculation of Filing Fee Tables
S-8
(Form Type)

AVROBIO, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	439,161	(2)	$1.05	(3)	$461,119.05	0.00011020	$50.82
Total Offering Amounts							$461,119.05		$50.82
Total Fee Offsets									-
Net Fee Due									$50.82

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)
Represents an automatic increase of 439,161 shares of common stock to the number of shares available for issuance under the registrant’s 2018 Employee Stock Purchase Plan (the “ESPP”), effective January 1, 2023. Shares available for issuance under the ESPP were previously registered on a registration statement on Forms S-8 filed with the Securities and Exchange Commission on June 21, 2018 (Registration No. 333-225788), March 25, 2019 (Registration No. 333-230494), March 16, 2020 (Registration No. 333-237203), March 18, 2021 (Registration No. 333-254466) and March 17, 2022 (Registration No. 333-263655).

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on 85% of $1.23 per share, which represents the average of the high and low prices of the registrant’s common stock reported on the Nasdaq Global Select Market on March 20, 2023. Pursuant to the ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the fair market value of a share of common stock on the first trading day of the offering period or on the exercise date, whichever is less.